UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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WRIGHT INVESTORS’ SERVICE HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

COVE STREET CAPITAL, LLC
MARSHALL GELLER
JEFFREY BRONCHICK
EUGENE ROBIN
PAUL HINKLE
ANDREW LEAF
(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

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This filing contains a press release issued by Cove Street Capital, LLC, dated June 18, 2019.

*****

Cove Street Capital Will Launch Proxy Contest to Oust Chairman Harvey Eisen

Tuesday, June 18, 2019 11:35 AM

LOS ANGELES, CA / ACCESSWIRE / June 18, 2019 / Cove Street Capital, LLC, a Los Angeles based investment management firm and stockholder of Wright Investors’ Service Holdings (“WISH”) (OTC PINK: WISH), plans, together with certain other interested stockholders, to change the strategic direction of WISH in its 2019 Annual Meeting of Stockholders by providing an alternative slate of directors to the long suffering stockholders of WISH. Together with Cove Street Capital, this group owns 9.22% of WISH’s common stock.

“WISH has held only one Annual Meeting of Stockholders in years. This is a pivotal moment and stockholders will have the opportunity to have their voices heard in order to change the strategic direction of WISH, which, in light of poor returns for stockholders, has been a colossal failure, “states Cove Street Capital Principal Eugene Robin, CFA. “Since November 26th, 2004 to today, WISH’s share price has declined roughly 75%.” Robin adds, “Chairman Harvey Eisen has been involved since inception as a Board Member and was instrumental in acquiring the Winthrop Corporation when he became Chairman and CEO, an acquisition that never produced any meaningful free cash flow. In fact, over the past ten years the Company under the stewardship of Chairman Eisen has cumulatively generated roughly $25 million of negative free cash flow, an amount equal to nearly 3x its current market capitalization.”

WISH is now a “shell company”, as defined by SEC rules. Since at least November 2018, WISH has continued to state publicly that it intends to evaluate and potentially explore all available strategic options, and that it will continue to work to maximize stockholder value. However, to date, WISH has not announced any specific strategic options to maximize stockholder value, but continue to pay Chairman and CEO Eisen what we believe to be an excessive $300,000 salary. They are also paying a CFO $144,000 and have been paying approximately $230,000 per year in rent for a 10,000 square foot office space in Greenwich, Connecticut, pursuant to a sublease that expires on September 30, 2019. Using the first fiscal quarter of 2019 as the starting base, under Chairman Eisen’s direction, WISH is burning cash at what we believe to be an astounding pace, annualizing at a rate close to 20% of existing cash with what has appeared to be no meaningful steps to increase per share value. The Board is comprised of Harvey Eisen and two of his friends, cementing what we believe to be Eisen’s control over all decision making.

Cove Street Capital has attempted to engage Chairman Eisen over the past eight months in a myriad of opportunities to create value for the company, from capital and talent infusion to acquisition targets to providing liquidity for Eisen and other stockholders. Eisen has shown little interest and has taken what has appeared to be zero action otherwise to maximize stockholder value. In the meantime, WISH’s cash burn continues.

A member of our nomination group submitted a Nomination Notice to the Board of Directors of WISH presenting an alternative slate of directors for the next Annual Meeting of Stockholders, and Cove Street filed a Schedule 13D with the Securities and Exchange Commission, which it encourages all interested stockholders to read. The Schedule 13D contains information about our unsuccessful efforts to engage in productive discussions with Mr. Eisen.

WISH has not yet set a date for the 2019 Annual Meeting of stockholders and WISH’s last Annual Meeting of Stockholders occurred on July 16, 2018. Under Delaware law, if WISH does not hold its next Annual Meeting of Stockholders within 13 months after its last Annual Meeting (i.e., by August 16, 2019), any stockholder may apply to the Delaware Court of Chancery to require WISH to hold an annual meeting to elect new directors. If WISH does not hold its next Annual Meeting by that date, we intend to apply to the Delaware Court of Chancery to order an Annual Meeting to be held.

Each day that passes without an Annual Meeting unnecessarily burns cash.

Our interest is straightforward: elect a new Board of Directors, review expenses with an objective to operate the company as efficiently as possible, and set a strategic direction that is designed to create long-term value for WISH stockholders. We urge stockholders to call on Eisen to move WISH to the next chapter.

CONTACT:

Eugene Robin, CFA
Principal
Cove Street Capital, LLC
WishForValue@covestreetcapital.com

About Cove Street Capital, LLC

Cove Street Capital, LLC is a Los Angeles based investment management firm that manages approximately $1 billion in assets for public institutions, private entities and qualified individual clients. Cove Street Capital was founded by Jeffrey Bronchick, CFA, who is the Portfolio Manager and sole decision maker. Cove Street Capital follows a classic fundamental, research-driven value investment philosophy that concentrates on best ideas and isn’t a closet indexer.

IMPORTANT INFORMATION

In connection with their intended solicitation for the 2019 Annual Meeting of WISH, Cove Street Capital and certain of its affiliates will file a proxy statement with the U.S. Securities and Exchange Commission (“SEC”) to solicit proxies from stockholders of WISH for use at the 2019 Annual Meeting of WISH. Cove Street Capital will furnish the definitive proxy statement to the stockholders of WISH, together with a WHITE proxy card. COVE STREET CAPITAL STRONGLY ADVISES ALL STOCKHOLDERS OF WISH TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION. Such proxy statement, when filed, and any other relevant documents will be available at no charge on the SEC’s website at http://www.sec.gov and will also be available, without charge, on request from Cove Street Capital at WishForValue@covestreetcapital.com.

COVE STREET CAPITAL PARTICIPANT INFORMATION

In accordance with Rule 14a-12(a)(1)(i) under the Securities Exchange Act of 1934, as amended, the following persons are or may be deemed to be, participations in the proxy solicitation: Cove Street Capital, Jeffrey Bronchick, Marshall S. Geller, Eugene Robin, Paul Hinkle and Andrew Leaf. Certain of the participants are deemed to beneficially own shares of capital stock of WISH as described in the statement on Schedule 13D jointly filed by Cove Street Capital, Mr. Bronchick, Mr. Geller, Mr. Robin, Mr. Hinkle and Mr. Leaf (the “Cove Street Capital 13D”), as it may be amended from time to time. As described in the Cove Street Capital 13D, (i) Cove Street Capital beneficially owns 155,008 shares of the capital stock of WISH; (ii) Mr. Bronchick beneficially owns an aggregate of 969,130 shares of the capital stock of WISH, 155,008 shares over which he shares voting and dispositive power with Cove Street Capital; (iii) Mr. Geller beneficially owns 683,090 shares of the capital stock of WISH; (iv) Mr. Robin beneficially owns 105,000 shares of the capital stock of WISH; (v) Mr. Hinkle beneficially owns 20,000 shares of the capital stock of WISH; and (vi) Mr. Leaf beneficially owns 50,000 shares of the capital stock of WISH.

SOURCE: Cove Street Capital